EXHIBIT 4.1(a)


                            SCHEDULE OF TRANSACTIONS
                             IN ATTACHED AGREEMENTS

------- --------------------- --------------------- ------------------------ --------------------- -----------------------
(1)     Leonard W. Suroff     Richard Bernstein     Cleveland Johnson, Jr.   Gus Poulos            Jerome L. Rubin
------- --------------------- --------------------- ------------------------ --------------------- -----------------------
(2)     9400445               9400446               9400447                  9400448               9400449
------- --------------------- --------------------- ------------------------ --------------------- -----------------------
(3)     Richard Bernstein     Leonard W. Suroff     Richard Bernstein        Leonard W. Suroff     Shelia J. Dickson
------- --------------------- --------------------- ------------------------ --------------------- -----------------------
(4)     Toby Suroff           Toby Suroff           Leonard W. Suroff        Richard Bernstein     Rebecca Hartman
------- --------------------- --------------------- ------------------------ --------------------- -----------------------
(5)     Richard Bernstein     Leonard W. Suroff     Richard Bernstein        Leonard W. Suroff     Shelia J. Dickson
------- --------------------- --------------------- ------------------------ --------------------- -----------------------


                                    GUARANTY

     THIS AGREEMENT, made this 27th day June, 2003 by (1)___________________ ___________________________________ (hereafter, referred to as "Guarantor") with

         ELLENVILLE  NATIONAL  BANK,  ELLENVILLE,   NEW  YORK  12428  (hereafter
referred to as "Bank") .

     FOR VALUE RECEIVED and to induce Bank to make loans to, enter into agreements with, and extend credit and other accommodations to IPORUSSIA, INC. (hereafter referred to as "Debtor") , Guarantor hereby agrees as follows:

     1. GUARANTY. Guarantor absolutely and unconditionally guarantees to the Bank payment of the indebtedness (as hereafter defined) of Debtor to Bank. This is a continuing guaranty terminable solely upon receipt by Bank of written notice of termination signed by Guarantor. If there is more than one Guarantor, a termination shall be effective only as to each Guarantor signing such notice. Upon such termination, Guarantor's obligation shall apply only to Indebtedness Incurred by Debtor prior to receipt of such written notice and Indebtedness accruing or arising after such receipt, but relating to an obligation in effect prior to such receipt.

     2. DEFINITIONS. For purposes of this Guaranty, the following definitions shall apply:

        (a) "Indebtedness" is all debt, liability. and obligation of every kind of Debtor to Bank now existing and hereafter incurred, direct and contingent, Including all renewals, extensions, modifications, and consolidations thereof, and also including, but not limited to both the principal and interest portions of the Indebtedness.

        (b) "Collateral" is all property (real, personal, tangible, and intangible) , rights, and interests now or hereafter granted to or held by Bank from whatever source securing payment of all or any portion of the Indebtedness.

     3. BANK'S RIGHT TO ACT. Bank may take or decline to take any of the following actions with respect to the Indebtedness and the Collateral, in its absolute discretion. without notice to or consent of Guarantor, and without prejudice to Guarantor's obligation under this Guaranty: (a) make loans and otherwise extend credit to Debtor; (b) amend, waive, compromise, extend, or accelerate the time or manner for payment; (c) apply payments from whatever source and the proceeds of Collateral in any order or manner; (d) alter, waive, or renew the terms of any instrument, document, or other related agreement; (e) increase or reduce the rate of interest and any other charge; (f) release, modify, substitute, subordinate, repossess, and sell any Collateral; (g) release any Guarantor and release or add any other guarantor.

     4. WAIVER OF NOTICES. Guarantor waives the right, if any, to receive any notice relating to the Indebtedness. this Guaranty and the Collateral, including bur not limited to notice of (a) acceptance of this Guaranty by Bank; (b) loans or other extensions of credit to the Debtor; (c) nonpayment by Debtor or any other guarantor: (d) default: (e) exercise by Bank of its rights with respect to any Collateral, including repossession, foreclosure, and sale; (f) demand for payment under this Guaranty.

     5. ABSOLUTE OBLIGATION. Guarantor's obligation under this Guaranty is absolute and unconditional. Guarantor shall make payment on demand irrespective of any claim, counterclaim. or defense of any kind which Guarantor or Debtor may have or allege to have and irrespective of Debtor's bankruptcy DT other excuse from payment by operation of law. Guarantor waives the right to raise any such claim, counterclaim, defense, or excuse in any proceeding to enforce this Guaranty.

     6. BANK'S RIGHT TO CHOOSE ITS REMEDIES. Bank may enforce its rights under this Guaranty irrespective of any other rights it may now or hereafter have to obtain payment of the Indebtedness. including but not limited to its rights against Debtor, against any other guarantor, and with respect to any Collateral. Bank may, m its absolute discretion, concurrently or successively take any action and commence any proceeding to enforce its rights receive to payment upon the Indebtedness from whatever source. including but not limited to this Guaranty, the Collateral, and any other guarantees.

     7. DEPOSITS WITH BANK. Any deposit or other sums now or hereafter due from Bank to Guarantor and any securities or other property of Guarantor which at any time are in the possession of the Bank shall be held and treated as security for the payment of Guarantor's obligation under this Guaranty. Bank may set-off or apply such deposits or other SUMS AT ANY TIME.

     8. SUBORDINATION. Any rights which Guarantor may acquire with respect to any Collateral or against other guarantors as a result of Guarantor's payment pursuant to this Guaranty of part of the Indebtedness shall be subordinate to the Bank's rights with respect to such Collateral or other guarantors for the balance of the Indebtedness owing to it after such payment.

     9. COSTS OF COLLECTION. Guarantor agrees to pay Bank's reasonable costs and expenses, including reasonable attorneys' fees, incurred in collecting any Indebtedness. in pursuing or protecting its rights with respect to the Collateral and any other guarantor of the indebtedness or part thereof, or in enforcing thus Guaranty.

     10. JOINT AND SEVERAL OBLIGATION. If this Guaranty is executed by more than one party, or if more than one guaranty relating to the same Indebtedness is executed by separate parties. the obligation of all such parties under this Guaranty and/or such other guarantee with respect to the Indebtedness shall be deemed joint and several. The failure of any person or persons to sign this Guaranty, whether or not named as a Guarantor, shall not release or affect the liability of any signer hereof.

     11. SUCCESSORS AND ASSIGNS: This Guaranty, including any modifications thereto, shall inure to the benefit of Bank, its successors, and assigns, and shall bind Guarantor and Guarantor's heir, executors, administrators, successors, and assigns.

     12. ENTIRE UNDERSTANDING: AMENDMENTS; WAIVERS. This Guaranty contains the entire understanding and agreement of Guarantor and Bank with respect to the matters covered herein. and no previous statement, agreement, or understanding, oral or written, shall be binding unless set forth herein. No modification or waiver of the provisions of this Guaranty shall be effective as to Bank unless in writing signed by its authorized representative. Any such waiver shall be applicable solely to the specific instance for which given and shall not apply, expressly or impliedly, to any other instance.

     13. NEW YORK LAW. This Guaranty shall be governed by the laws of the State of New York.

     14. LIMITATION ON LIABILITY. If Guarantor's liability hereunder is to be limited, the following box must be checked and the limitation must be stated in the blank space:

         [X] This Guaranty is limited to CERTIFICATE OF DEPOSIT NO (2) . If a dollar figure is inserted in the blank space, it refers to principal only and this Guaranty shall also cover the interest and all other charges and expenses attributable to that principal by-s of any note or other evidence of Debtor's obligation for payment thereof.


INDIVIDUALS                                  Corporations and Partnerships
                  (1)
------------------------------------         -----------------------------------

------------------------------------
                                             By:
------------------------------------           ---------------------------------

------------------------------------

                      ASSIGNMENT OF CERTIFICATE OF DEPOSIT




To:      Ellenville National Bank
   -----------------------------------------------------------
                           NAME

   -----------------------------------------------------------
                         ADDRESS

     FOR VALUE RECEIVED, I/we hereby assign to you my/our certificate of deposit No. (2) and any renewals thereof, as security for IPORUSSIA, INC. LOAN FOR ONE HUNDRED AND SEVEN THOUSAND AND FIVE HUNDRED DOLLARS _______________ ($107,500)

     This assignment shall be a continuing one and shall be effective for any renewals of above loan until same is entirely paid; and shall operate as security for payment of any other debts or liabilities of the undersigned to you now in existence or hereafter contracted.

         You are authorized to charge against the above certificate of deposit any note or notes representing unpaid balance of above loans at maturity or thereafter, with interest and costs, if not otherwise paid.

Witness by
              (3)                                       (1)               (SEAL)
-----------------------------------     ----------------------------------------

              (4)                                                         (SEAL)
-----------------------------------     ----------------------------------------

                                                     June 27,          ,   2003
                                              -------------------------  -------


     The Signature(s) as shown above compare correctly with our files. Present Balance is ($) Above assignment has been properly recorded on register.

                                         ---------------------------------------
                                                            TELLER

                             HYPOTHECATION AGREEMENT
             (Securing All Present and Future Liabilities of Debtor)

TO Ellenville National Bank                            DATE   June 27, 2003
   -----------------------------------------                --------------------
                  NAME

200 Stony Brook Court, Newburgh, NY 12550
-----------------------------------------
ADDRESS


         The undersigned hereby authorizes IPORUSSIA, INC. (herein called Debtor) to hypothecate, pledge and/or deliver the securities described below belonging to the undersigned, and any additional securities through stock dividends, rights, or warrants of said securities if and when received are included in this Hypothecation Agreement and shall be surrendered to you to be included with the original securities, and the undersigned agrees that when so hypothecated, pledged and/or delivered said securities shall be collateral to secure any present or future indebtedness, obligation or liability howsoever evidenced, owing by Debtor to you, or any extension or renewal thereof, hereby consenting to the extension or renewal from time to time of any such indebtedness, obligation or liability, and waiving any notice of any such indebtedness, obligation, liability, extension or renewal.

         The undersigned further agrees that said securities shall be subject to disposition in accordance with the terms and conditions of the instruments evidencing such indebtedness, obligation and liabilities, and/or the direction of Debtor and further authorizes you at any time and from time to time to transfer said securities, or any thereof, into your name or into the name of any nominee of yours, without disclosing, if you so desire, that the same are pledged or hypothecated, and without any indication, if you so desire, on any new certificate or other document issued to evidence such securities, or any thereof that such securities are pledged or hypothecated, and any corporation or association, or any of the managers or trustees of any trust, issuing any of said securities, or its or their transfer agent, shall not be bound to inquire, in the event that you or said nominee makes any further transfer of such securities, or any thereof, as to whether you or your nominee has the right to make such further transfers, and shall not be liable for transferring the same.

                  CD NO. (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IN PRESENCE OF                                            (1)
                                        ----------------------------------------


     ------------------------------     ----------------------------------------
                 (5)

                               SECURITY AGREEMENT

In consideration for financial accommodations previously, now or hereafter granted Debtor (as hereafter defined) hereby agrees with ELLENVILLE NATIONAL BANK, Ellenville, New York 12428 (referred to herein as the "Bank") as follows:

1. PARTIES. In this Agreement, the terms hereafter listed shall refer to the party or parties set forth and described after each such term:

         (a)      "Debtor" (the owner of the Collateral):              (1)

         -----------------------------------------------------------------------

         (b) "Borrower" (the party whose  Indebtedness is being secured hereby):
         IPORUSSIA, INC. (if Borrower's name is left blank, Borrower shall be deemed to be the same as the Debtor).

         (c) "Obligor". Debtor, Borrower and each Guarantor of any part of the Indebtedness.

2. SECURITY INTEREST. Debtor hereby pledges to and grants the Bank a security interest in the property described in Schedule "A" hereto (as the same may be supplemented or amended hereafter) and any other property of Debtor now or hereafter in the possession or control of the Bank for any purpose, together will all attachments, parts, accessions and repairs now or hereafter affixed thereto, any substitutes and replacements for any thereof, any additions thereto, any dividends and distributions and all other rights in connection therewith, and all products and proceeds in whatever form of any such property (all of the foregoing hereafter collectively referred to as the "Collateral").

3. INDEBTEDNESS. This security interest secures all indebtedness, obligation and liability of Borrower to the Bank of any kind, direct or contingent, now existing or hereafter arising, including in connection therewith principal, interest, late charges, costs and expenses of every kind, (hereafter collectively referred to as the "Indebtedness").

4. DEBTOR'S REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants as follows: (a) Debtor is the true and sole owner of the Collateral;
(b) the Collateral is free and clear of all liens and encumbrances and there are no financing statements, security agreements, or other similar documents covering any of the Collateral; (c) Debtor has the authority to enter into this Agreement, and (d) the granting of the security interest by this Agreement will not contravene any contract provision or any term of any certificate of incorporation or by-law binding upon the Debtor.

5. COVENANTS OF DEBTOR. (a) Debtor will not sell, offer to sell, grant a security interest in, or permit to exist any other lien or encumbrance upon the Collateral or any interest therein without the written consent of the Bank; (b) Debtor will defend the Collateral against the claims and demands of all other parties; (c) Debtor will keep the Collateral fully insured for all losses (with any loss payable to the Bank) and will furnish the Bank evidence of such insurance. Debtor directs any insurance company to make payment directly to the Bank for any return of unearned premiums and appoints the Bank as attorney-in-fact to endorse any check, draft or order, sign any proof of loss, and compromise any claim with respect to such insurance. All money received from such source will be applied to the Indebtedness in such manner as the Bank, in its discretion, chooses; (d) Debtor will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against the Collateral; (e) Debtor will repair, maintain, preserve, protect, cultivate, harvest, and store the Collateral; (f) If Debtor fails to obtain insurance coverage or pay taxes, assessments and other charges or protect the Collateral as provided in subparagraphs (c), (d), and (e) herein, Bank may, but is not obligated to, do so at Debtor's expense. Debtor shall repay such advances upon demand, with interest at the highest rate in effect on any of the Indebtedness, and such obligation shall be secured hereby; (g) Debtor authorizes the Bank to file a financing statement covering the Collateral without Debtor's signature and to take any other action, in its own name or in the name of Debtor, as Debtor's attorney-in-fact, which Bank deems necessary or appropriate to perfect the security interest granted hereby. Debtor agrees to take any action requested by the Bank to perfect and enforce the rights of the Bank granted by this Agreement; (h) Debtor authorizes the Bank to inspect Debtor's books and records pertaining to the Collateral at any reasonable time upon request, and Debtor shall cooperate with Bank in such inspection; (i) If the Bank in its discretion determines that the liquidation value of the Collateral relative to the Indebtedness is inadequate, Debtor will immediately on demand either (x) give Bank additional collateral of a kind and value satisfactory to Bank or (y) make or arrange for such payments upon the Indebtedness as shall be satisfactory to Bank; (j) Debtor on demand shall pay Bank all its expenses (referred to herein as `Collateral Expenses") related to the perfecting, taking, holding, preparing for disposition, and disposing of the Collateral, including reasonable attorneys' fees and legal expenses incurred in protecting and enforcing the Bank's rights with respect to the Collateral.

6. FARM PRODUCTS. If any of the Collateral consists of "farm products," Debtor shall upon request provide Bank a complete and accurate written list (the "List") of all the buyers, commission merchants, and selling agents (collectively, the "Sellers") to or through whom Debtor may sell the "farm products" and shall specify therein as to each Seller the type of "farm product" to be so sold. Debtor shall furnish Bank written notice of each addition, deletion, or other modification (a "List Change") to any previously submitted list or List Change as soon as Debtor receives information requiring any such addition, deletion, or other modification. Debtor shall sell, transfer or consign each of Debtor's "farm products" only to those Sellers who have been identified as to such "farm product" upon a List or List Change previously delivered to Bank. Debtor shall deliver the List and each List Change to the Bank at least 7 business days prior to making any sale, transfer or consignment of any "farm product" consistent with the information set forth on such List or List Change. For purposes of this Agreement, "farm product" is defined as an agricultural commodity (such as wheat or corn) or a species of livestock (such as cattle, horses, or poultry) used or produced in a farming operation, or a product of such crop or livestock in its unmanufactured state (such as milk or eggs).

7. EVENTS OF DEFAULT. The occurrence of any one of the following shall be deemed an "Event of Default" under this Agreement: (a) default in any payment of principal, interest, or other amount when due with respect to any part of the Indebtedness and, if provided by any note or other writing evidencing such Indebtedness, the continuance of such default for any grace period allowed after the due date; (b) failure of any Obligor to fulfill or perform any term of any instrument or agreement of an Obligor issued to or entered into with the Bank;
(c) default in payment by Debtor or Borrower of any obligation for borrowed money owing to any third party, or the occurrence of an event which could result in acceleration of payment of any such obligation; (d) a false or incomplete statement in any information submitted to the Bank in connection with any of the Indebtedness; (e) on the date of this Agreement, there is a materially adverse change in any of the information so submitted to the Bank which change shall not have been disclosed to the Bank in writing prior to the date of this Agreement;
(f) entry of a judgment against Debtor; (g) an attempt to restrain or obtain any Obligor's account balances or property with the Bank; (h) a significant decline in the value of any real or personal property securing payment of any part of the Indebtedness; (i) death, business failure, or dissolution of any Obligor;
(j) failure of the Debtor or Borrower to pay debts as they become due; (k) commencement of any bankruptcy, receivership or similar proceeding involving any Obliger as a debtor.

8. BANK'S RIGHTS FOLLOWING DEFAULT. Upon the occurrence of any Event of Default as defined above, the Bank shall have all the rights and remedies available to a secured party under the New York Uniform Commercial Code and otherwise available to it by agreement with any Obligor or under the law of New York, including (a) those rights and remedies available under any written instrument or agreement relating to any Indebtedness; (b) without notice, to set-off and apply toward the payment of such of the Indebtedness, and in such order, as the Bank may elect, any balances, credits, deposits, accounts or monies of the Debtor, whether or not the Bank's obligation to pay has matured; (c) to enter upon the premises of the Debtor or any other place where the Collateral may be and take possession of it; (d) to require Debtor to assemble the Collateral and make it available at a place designated by the Bank that is reasonably convenient; (e) to sell, lease, or otherwise dispose of , all or any part of the Collateral at public or private sale; (f) to apply the proceeds from the sale, lease, or other disposition of the Collateral to the payment of all Collateral Expenses, and any balance to the payment of such of the Indebtedness, and in such order, as the Bank may elect. Obligor shall pay any deficiency remaining after such application. If a notice of intended disposition of any of the Collateral is required by law, notice shall be deemed reasonably given if received by the Debtor at least five days prior to such disposition or if mailed to the Debtor at Debtor's last known address at least eight days prior to such disposition.

9. MISCELLANEOUS PROVISIONS. (a) In addition to all other rights Bank may have, Bank may, either before or after any of the Indebtedness shall become due and payable: (i) transfer all or any part of the Collateral into the name of the Bank or its nominee, with or without disclosing that such Collateral is subject to the security interest hereunder; (ii) notify the parties obligated on any of the Collateral to make payment directly to the Bank on any amounts due or to become due thereunder; (iii) enforce collection of any of the Collateral by suit or otherwise; (iv) surrender, release or exchange all or any part of the Collateral; (v) compromise or extend or renew for any period (whether or not longer than the original period) any Indebtedness; (vi) take control of any proceeds of the Collateral, and (viii) separately or concurrently with an exercise of rights hereunder, exercise such additional rights and powers, if any, with respect to any other security for or guaranty of any of the Indebtedness, as may be provided in any written instrument. (b) The Bank shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action as Debtor shall request in writing, but failure of the Bank to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. A failure of the Bank to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the Debtor, shall not be deemed a failure to exercise reasonable care in the custody of the Collateral. (c) No course of dealing between the Bank and the Debtor, nor any delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Agreement. (d) No waiver, release, modification or rescission pertaining to this Agreement shall be effective unless in writing and signed by the Bank nor shall a waiver on one occasion be construed as a waiver on any future occasion. (e) Debtor authorizes the Bank and hereby constitutes and appoints the Bank Debtor's true and lawful attorney-in-fact, irrevocably to verify the existence and scope of, protect, preserve and realize upon the Collateral, and to endorse checks, drafts and orders received from the sale, lease or other disposition of the Collateral and apply the proceeds of any such checks, drafts or orders upon the Indebtedness in such order as the Bank in its discretion chooses. (f) The security interest granted by this Agreement is a continuing security interest applicable to all present and future Indebtedness. It shall continue in effect and all terms of this Agreement related to it shall continue in effect even though all or any part of the Indebtedness is paid in full and even though for a period of time Debtor and Borrower may not be indebted to Bank. (g) Upon any litigation by Bank to enforce this Agreement, Debtor waives the right to impose any set-off or counterclaim. (h) This Agreement shall be binding upon the heirs, successors and assigns of the Debtor and the Bank. It shall be interpreted and construed in accordance with the laws of New York State. (i) If more than one person or entity signs this Agreement, the obligations contained herein shall be deemed joint and several and all references to Debtor shall apply both individually and jointly.

          (1)
------------------------------------       -------------------------------------
Name of Debtor                             Name of Debtor

           (1)            6/27, 2003                                         /
------------------------------------       -------------------------------------
Signature                    Date          Signature                       Date


------------------------------------       -------------------------------------
Name of Debtor                             Name of Debtor

                               /                                            /
------------------------------------       -------------------------------------
Signature                    Date          Signature                        Date

                                  SCHEDULE "A"

This is Schedule "A" to the Security Agreement dated June 27, 2003 (the "Agreement"), between (1) ("Owner") and Ellenville National Bank ("Lender"), and identifies the property (called the "Collateral") subject to the Agreement.

     The property to which this Schedule "A" applies is the Debtor's property and rights described next to the box or boxes checked below. If no box is checked, it shall be conclusively presumed that Debtor intended to check the box at paragraph 9 below.

[ ] (1) All Debtor's now owned and hereafter acquired machinery, equipment, furniture, fixtures, vehicles (whether or not titled), parts, tools and supplies, of every kind and character.

[ ] (2) Debtor's machinery, equipment, fixtures, vehicles, parts, tools and supplies listed in Schedule "B" attached hereto. (ADD SCHEDULE "B").

[ ] (3) All Debtor's now owned and hereafter acquired accounts (including but not limited to accounts receivable and contract rights), chattel paper, documents and instruments, including the right to receive payment under any of the foregoing.

[ ] (4) Debtor's rights under contracts and agreements listed on Schedule "C" attached hereto; including but not limited to the right to receive monies thereunder. (ADD SCHEDULE "C")

[ ] (5) All Debtor's now owned and hereafter acquired inventory, whether held for sale or lease, and including raw materials, work in process, materials used or consumed in Debtor's business and finished goods.

[ ] (6) All Debtor's now owned and hereafter acquired general intangibles and other rights used or arising in the operation of Debtor's business as previously, now or hereafter constituted, including but not limited to trademarks, copyrights, copyrighted material, licenses, franchises, rights under licensing and franchising agreements, computer software programs, plans and specifications, patterns, molds, manuals and technical material and know-how of every kind and character.

[ ]  (7)  All Debtor's now owned and hereafter  acquired,  livestock  (including the issue thereof), crops (before and after harvesting), farm machinery and farm equipment (whether or not attached to any building or to the land), and fixtures.

[X]  (8)  The following: CERTIFICATE OF DEPOSIT NO. (2)_________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________





[ ]   (9) All Debtor's now owned and hereafter  acquired  personal  property and rights, as more particularly described in paragraphs (1), (3), (5) and
          (6) above, which are hereby incorporated by reference.

BANCONSUMER FORM NY 272 (Rev. ___)                1998 BANCONSUMER SERVICE, INC.

                                       (1)
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